Exhibit 99

For Immediate Release
Environmental Elements Corporation	Contact: Donald R. Hug
EEC	Interim President
410-368-7171

news release

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3700 Koppers Street, Baltimore, Maryland 21227	TEL 410-368-7000	FAX 410-368-6721	WEB www.eec1.com

Environmental Elements Corporation Announces Extension of the Deadline on its Line of Credit

BALTIMORE, MD (4/29/2005) — Environmental Elements Corporation (OTC: EECP) today announced that its bank has agreed to extend the expiration on its line of credit until May 31, 2005 allowing the Company and the bank to continue to work on a new financing arrangement. The current lending facility was set to expire on April 30, 2005 and the extension will allow the Company to continue the negotiations with its current lender as well as explore other financing alternatives.

Environmental Elements Corporation is a solutions-oriented, global provider of innovative technology for plant services, air pollution control equipment and complementary products. The Company serves a broad range of customers in the power generation, pulp and paper, waste-to-energy, rock products, metals and petrochemical industries.

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